Exhibit 1.02

F5 Networks, Inc.
Conflict Minerals Report
Year Ended December 31, 2013

This Conflict Minerals Report (the "Report") for F5 Networks, Inc. ("F5 Networks," the "Company," "we," "us," and "our") is presented for the reporting period from January 1, 2013 to December 31, 2013 to comply with Rule 13p-1 (the "Rule") under the Securities Exchange Act of 1934. For the purpose of the Reasonable Country of Origin Inquiry ("RCOI"), we initiated supply chain inquiries on July 23, 2013 and continued to receive data through April 1, 2014. For the purpose of this report, conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively, "3TG").
If any conflict minerals are necessary to the functionality or production of a product manufactured by a registrant or contracted by a registrant to be manufactured, then:
If the registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the "Covered Countries"), or from recycled and scrap sources, they must submit a Form SD which describes the RCOI completed.
If the registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those conflict minerals, then the issuer must exercise due diligence on the conflict minerals' source and chain of custody. The registrant must annually submit a Conflict Minerals Report ("CMR"), to the SEC that includes a description of those due diligence measures.
The report presented herein is not audited as the Rule provides that if a registrant's products are “DRC conflict undeterminable” in reporting years 2013 and 2014, the CMR is not subject to an independent private sector audit.

1. Company Overview
F5 Networks is the leading developer and provider of software-defined application services. Our core technology is a full-proxy, programmable, highly-scalable software platform called TMOS, which supports the industry’s broadest array of features and functions designed to ensure that applications delivered over Internet Protocol (IP) networks are secure, fast and available. Our TMOS-based offerings include software products for local and global traffic management, network and application security, access management, web acceleration and a number of other network and application services. These products are available as modules that can run individually or as part of an integrated solution on our high-performance, scalable, purpose-built BIG-IP appliances and VIPRION chassis-based hardware, or as software-only Virtual Editions designed to run on standard servers and major hypervisors. In connection with our products, we offer a broad range of services including consulting, training, installation, maintenance and other technical support services.
2. Product Overview
All of our purpose-built hardware products are designed to enhance the performance of our software. Currently we offer two types of hardware configurations: BIG-IP appliances; and our chassis-based VIPRION products. Both BIG-IP and VIPRION run TMOS and support all of our product software modules. We also sell specialty appliances that integrate specific software services and are only available as standalone products.
3. Supply Chain Overview
We rely upon our suppliers to provide material declarations and information on the origin of 3TG contained in components and materials supplied to us, including materials and 3TG from sub-tier suppliers.
We adopted the standard Conflict Minerals reporting template developed by the Conflict Free Sourcing Initiative ("CFSI") and requested that all suppliers complete the form. Suppliers that are known or suspected to provide components that contain 3TG were considered undetermined unless a completed CFSI form was received. Suppliers known or suspected not to provide components containing 3TG were asked to complete the CFSI form, but in some cases a declaration of no conflict mineral use was accepted.
We contracted with GreenSoft Technologies, Inc. ("GreenSoft") to gather data from our suppliers, as well as provide to our suppliers training on the new reporting rules and guidance on completing the CFSI form.

Exhibit 1.02

4. Reasonable Country of Origin Inquiry and Findings on Conflict Mineral Status
We conducted an initial analysis and determined that the above SEC defined conflict minerals are necessary to the functionality of our products. Therefore, the products we manufacture are subject to the reporting obligations of the Rule.
After conducting a good faith RCOI for the first year, we have concluded that our supply chain remains “DRC Conflict Undeterminable." We have reached this conclusion for two reasons:

•	We were unable to determine the origin of all of the 3TG used in our products.

•
Our supply chain includes smelters sourcing material from the Covered Countries, however we have determined to the best of our ability that those smelters are certified as conflict free, where such certifications are available.

Many of our suppliers have not yet completed their own country of origin inquiries. We are continuing to follow up with all suppliers, leveraging industry tools such as the CFSI. By the end of the 2015 reporting period, we will require our suppliers to provide a completed and thorough CFSI form and that any material sourced from the Covered Countries be certified conflict free.
5. Due Diligence Program
5.1 Conflict Minerals Policy
The Dodd-Frank Consumer Protection and Wall Street Reform Act (the “Dodd-Frank Act”) included provisions requiring public companies to conduct due diligence and make certain disclosures regarding use, if any, of the following “conflict minerals” originating in the Democratic Republic of the Congo and adjoining countries: tin, tantalum, tungsten and gold. The Dodd-Frank Act found that the exploitation and trade of these conflict minerals were helping to finance extreme levels of violence and contributing to an emergency humanitarian situation in that region. These conflict minerals are frequently used in the manufacture of certain electronic products. We support industry efforts to move toward a conflict mineral-free electronics supply chain. We are working closely with our contract manufacturers and key suppliers to examine the supply chain for our products and identify components, if any, which may contain conflict minerals. Our goal will be to ensure and verify that these components do not come from implicated conflict mineral zones.
5.2 Due Diligence Process
5.2.1 Design of Due Diligence Process
F5 Networks contracts the gathering of conflict minerals data from our supply chain to GreenSoft Technologies, Inc. Data management and due diligence at GreenSoft have been developed to conform with the Organization for Economic Cooperation and Development ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas ("OECD Guidance").
5.2.2 Location of Conflict Minerals Policy
Our conflict minerals policy is available on our website at https://f5.com/about-us/our-story/corporate-social-responsibility.
5.2.3 Internal Team
We have established an internal team of representatives from the Manufacturing and Financial Reporting departments to manage the due diligence and reporting of conflict minerals.
5.2.4 Supplier Engagement
With respect to the OECD requirement to strengthen engagement from suppliers, we have engaged a third party data collection and software vendor, GreenSoft Technologies, Inc., to provide training and outreach to suppliers, as well as collect and validate supplier responses. GreenSoft provides a software product, Green Data Manager, which completes a rollup of all collected EICC forms.
5.2.5 Escalation Procedure
In the event a supplier does not respond to GreenSoft's requests on F5 Networks' behalf, we will follow up with the supplier to attempt to gather a CFSI form. If only a declaration is received, we convert the content of the declaration to the CFSI format for upload to the Green Data Manager program. Similarly, if material declarations demonstrate no conflict minerals are used by a

Exhibit 1.02

given supplier and no conflict mineral document is received from that supplier, we generate a CFSI form for that supplier based on the non-use information from the material declarations.
5.2.6 Maintain Records
We maintain data records in GreenSoft's Green Data Manager software. The program stores current and former CFSI forms from suppliers to maintain traceability.
5.3 Steps to Strengthen Due Diligence Program and Mitigate Risk
As 2013 is the first year for which F5 Networks has performed due diligence assessments for conflict minerals, many aspects of the program were first iterations upon which we intend to improve.

•
Expand standard procedures, internal audit processes and conflict minerals policy. Currently these processes are built primarily around those developed by GreenSoft. We will develop more robust in-house policies and procedures to encourage greater data coverage and better response rate from suppliers.

•	Implement a procedure for escalation. We will develop standard procedures to address cases where our suppliers are found to be sourcing material that is not found to be DRC conflict free.

•	Expand full material declaration database. This database will allow us to close some gaps in supplier responses, as some non-responding suppliers likely do not use 3TG in the products supplied to us.

•
Improve data clarity and rollup. This will be a joint effort between F5 Networks, GreenSoft and our suppliers to close gaps where smelters are not listed, standardize the names of smelters to ensure proper listing, and encourage any suppliers found to not be DRC Conflict Free to correct the issue.

•	Carry out an independent third party audit. As our data becomes more complete and our structure more robust, we will have an independent third party perform an audit of our due diligence processes.
6. Identify and Assess Risks in the Supply Chain
Because we use a variety of suppliers, with many parts purchased through distributors or our contract manufacturer, Flextronics, it is difficult to identify actors downstream from our direct suppliers. As such, we rely on data provided by our suppliers and the assessment of that data to identify risks.
We have completed assessments of 196 of 256 suppliers on our approved vendor list for the reporting period. Of those, 11 sourced Tantalum from the DRC and 6 sourced Tin from the DRC. We expect these numbers to rise slightly as we close the gaps in our supplier data gathering.
7. Report on Supply Chain Due Diligence Results
7.1 Due Diligence Process
We conducted a survey of F5 Networks’ active suppliers described above using the template developed jointly by the companies of Electronic Industry Citizenship Coalition ("EICC") and the Global e-Sustainability Initiative ("GeSI"), known as the CFSI Reporting Template ("CFSI form"). The CFSI form was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on CFSI’s website. The CFSI form is being widely adopted by companies in their due diligence processes related to conflict minerals.
7.2 Survey Responses
F5 Networks elected to survey our entire approved materials list for conflict minerals. Because purchasing of some parts is managed by Flextronics, we do not always know the exact content of our built products. However because we maintain design control, we can exercise due diligence on all possible parts and therefor covering all potential sources of 3TG in our products.
The survey was conducted by GreenSoft from July 2013 through January 2014. Closing of some gaps in survey results and follow up were completed by F5 Networks. All survey responses were imported into GreenSoft's Green Data Manager program. The completed rollup is included in this report.

Exhibit 1.02

7.3 Efforts to Determine Country of Origin
F5 Networks adopted the methodology outlined by the CFSI, which meets OECD guidelines. We have determined that the smelters and refiners we gathered from our supply chain shall represent the most reasonable known mine of origin information available. In some cases, those smelters and refiners list specific mines from which their material is sourced. Through this effort, we made reasonable determination of the locations of origin of the 3TG in our supply chain.
7.4 Smelters Identified
The smelters identified in our supply chain to date are as follows:

Metal	Standard Smelter Names	Smelter Facility Location: Country
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Mineração Ltda	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Baiyin Nonferrous Group Co.,Ltd	CHINA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	Caridad	MEXICO
Gold	Cendres & Métaux SA	SWITZERLAND
Gold	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF
Gold	Chimet SpA	ITALY
Gold	China Gold International Resources Corp. Ltd.	CHINA
Gold	China National Gold Group Corporation	CHINA
Gold	China's nonferrous mining group co., LTD	CHINA
Gold	Chugai Mining	JAPAN
Gold	Codelco	CHILE
Gold	Cookson Sempasa	SPAIN
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	Dongguan Dongxu Metal Surface Hanlde Co Ltd	CHINA
Gold	Dongguan Standard Electronic Material.Co.,Ltd	CHINA
Gold	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	CHINA
Gold	Dowa	JAPAN
Gold	E-CHEM Enterprise Corp	CHINA
Gold	ECO-SYSTEM RECYCLING CO.,LTD.	JAPAN
Gold	ESG Edelmetallservice GmbH & Co. KG	GERMANY
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)	CHINA
Gold	GUANG DONG JING DING CO., LTD	CHINA

Exhibit 1.02

Gold	Harmony Gold Refinery	SOUTH AFRICA
Gold	Heesung Catalysts Corp.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus limited	CHINA
Gold	Heraeus Ltd Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Heraeus Precious Metals North America	UNITED STATES
Gold	Heraeus(Zhaoyuan)Metal Materials C0.,Ltd/Heraeus Zhaoyuan(changshu)Electronic Materials Co.,Ltd.	CHINA
Gold	HMG	GERMANY
Gold	Hon Shen Co., Ltd.	TAIWAN
Gold	Honorable Hardware Craft Product Limited Company	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Jin Dong Heng	CHINA
Gold	Jinfeng Gold Mine Smelter	CHINA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Limited	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN
Gold	Kanfort Industrial (Yantai)	CHINA
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper	UNITED STATES
Gold	Kojima Chemicals Co. Ltd	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold	CHINA
Gold	London Bullion Market Association	UNITED KINGDOM
Gold	LS-Nikko Copper Inc	KOREA, DEMOCRATIC PEOPLE'S REPUBLIC OF
Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Gold	Malaysian Electronics Materials Sdn Bhd	MALAYSIA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor Technologies Singapore Pte Ltd	SINGAPORE
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN

Exhibit 1.02

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MKE	KOREA, REPUBLIC OF
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	N.E.Chemcat Corporation	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ningbo Kangqiang	CHINA
Gold	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Gold	Nittesu Mining Co., Ltd	JAPAN
Gold	Ohio Precious Metals LLC.	UNITED STATES
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	Orelec	FRANCE
Gold	PAMP SA	SWITZERLAND
Gold	PAN JIT AMEICAS INC.	AMERICAN SAMOA
Gold	Pan Pacific Copper Co. LTD	JAPAN
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PT Tambang Timah	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Realized the enterprise co.,ltd.	CHINA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, DEMOCRATIC PEOPLE'S REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Sanmenxia R&D Co., Ltd.	CHINA
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyeria Plateria SA	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co. Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Shang Hai Gold Exchange	CHINA
Gold	So Accurate Refining Group	UNITED STATES
Gold	So Accurate Refining Services	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN
Gold	Suzhou Xingrui Nobel	CHINA
Gold	Suzhou Xingrui Noble	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Technic, Inc.	UNITED STATES
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	THE HUTTI GOLD MINES CO.LTD	INDIA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA

Exhibit 1.02

Gold	Tokuriki Honten Co. Ltd	JAPAN
Gold	Tongling Nonferrous Metals Group Holdings Co.,Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Ulba	KAZAKHSTAN
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Xstrata Canada Corporation	CANADA
Gold	Xstrata Canada Corporation	SWITZERLAND
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yantai Zhaojin Kanfort Precious Metals Co., Ltd.	CHINA
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Yueqing Hengda Plating Co., Ltd.	CHINA
Gold	zhao Yuan gold smelting Co.,Ltd	CHINA
Gold	Zhaojin Mining Industry Co., Ltd.	CHINA
Gold	Zhaojin Mining Industry CO.,ltd	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	CIF	BRAZIL
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Ethiopian Minerals Development Share Company	ETHIOPIA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X	CHINA
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	H.C. Starck GmbH	GERMANY
Tantalum	H.C. Starck GmbH	JAPAN
Tantalum	H.C. Starck GmbH	THAILAND
Tantalum	H.C. Starck GmbH	UNITED STATES
Tantalum	Hi-Temp	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA
Tantalum	JiuJiang Tambre Co. Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Nippon Mining & Metals Co.,Ltd.	JAPAN
Tantalum	Plansee	AUSTRIA
Tantalum	RFH	CHINA
Tantalum	Shanghai Jiangxi Metals Co., Ltd	CHINA
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN

Exhibit 1.02

Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Ulba	RUSSIAN FEDERATION
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	5N Plus	GERMANY
Tin	Allgemeine Gold- und Silberscheideanstalt	GERMANY
Tin	Alpha Metals Korea Ltd.	KOREA, REPUBLIC OF
Tin	Amalgamated Metal Corporation	UNITED KINGDOM
Tin	Amalgamated Metal Corporation PLC	UNITED KINGDOM
Tin	American Iron and Metal	CANADA
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	CHINA
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	INDONESIA
Tin	Aoki Lab ltd.	CHINA
Tin	Aoki Loboratories Ltd.	CHINA
Tin	ASAHI SOLDER TECH (WUXI) CO., LTD.	CHINA
Tin	ATI Tungsten Materials	UNITED STATES
Tin	Aurubis	UNITED STATES
Tin	Ausmelt Limited	AUSTRALIA
Tin	Balver Zinn	GERMANY
Tin	Banka-Tin	INDONESIA
Tin	Baoshida Swissmetall	SWITZERLAND
Tin	Beijing Oriental Guide Welding Materials Co., Ltd.	CHINA
Tin	Beijing Xinghe Jiada Technology Development	CHINA
Tin	Best Metais	BRAZIL
Tin	Brinkmann Chemie AG	GERMANY
Tin	Butterworth Smelter	MALAYSIA
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.	BRAZIL
Tin	Chernan Technology	TAIWAN
Tin	China YunXi mining	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cookson	CHINA
Tin	cookson	TAIWAN
Tin	Cookson	UNITED STATES
Tin	Cooper Santa	BRAZIL
Tin	COOPERMETAL - Cooperative Metalurgica de Rondonia Ltda.	BRAZIL
Tin	CSC Pure Technologies	RUSSIAN FEDERATION
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Daewoo International	KOREA, REPUBLIC OF

Exhibit 1.02

Tin	EM Vinto	BOLIVIA
Tin	Eximetal S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	First Copper Technology Co., Ltd.	TAIWAN
Tin	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Tin	Gebrueder Kemper GMBH	GERMANY
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Gold Bell Group	CHINA
Tin	Gomat-e-K.	GERMANY
Tin	Grant Manufacturing and Alloying	UNITED STATES
Tin	Guangxi Huaxi Group Limited	CHINA
Tin	Heesung Metal Ltd.	KOREA, REPUBLIC OF
Tin	Heraeus Ltd Hong Kong	CHINA
Tin	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tin	HL Thorne	UNITED KINGDOM
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Huichang Shun Tin Kam Industries, Ltd.	CHINA
Tin	Huizhou Taiwan Electronic Component Limited Company	CHINA
Tin	IBF IND Brasileira de Ferrolligas Ltda	BRAZIL
Tin	Imperial Zinc	UNITED STATES
Tin	ISHIHARA CHEMICAL CO., LTD.	JAPAN
Tin	Jean Goldschmidt International	BELGIUM
Tin	Jiangxi Nanshan	CHINA
Tin	Jinzhou	CHINA
Tin	Kai Unita Trade Limited Liability Company	CHINA
Tin	Kaimeng(Gejiu) Industry and Trade Co., Ltd.	CHINA
Tin	Ketabang	INDONESIA
Tin	KOKI JAPAN	JAPAN
Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.	CZECH REPUBLIC
Tin	Kupol	RUSSIAN FEDERATION
Tin	Laibin China Tin Smelting Co., Ltd.	CHINA
Tin	LingbaoJinyuan tonghu	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Liuzhou China Tin	CHINA
Tin	LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	MCP Heck	GERMANY
Tin	MCP Metal Specialist Inc.	UNITED STATES
Tin	Medeko CAST	SLOVAKIA (SLOVAK REPUBLIC)
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metal Invest	ITALY
Tin	Metallo Chimique	BELGIUM

Exhibit 1.02

Tin	Mineração Taboca S.A.	BRAZIL
Tin	Ming Li Jia Smelt Metal Factory	CHINA
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	MITSUI HIGH-TEC(SHANGHAI) CO., LTD	CHINA
Tin	MK Electron	KOREA, REPUBLIC OF
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nankang Nanshan Tin Manufactory, ltd	CHINA
Tin	Nathan Trotter & Co	UNITED STATES
Tin	Nihon Kagaku Sangyo Co., Ltd.	JAPAN
Tin	NIHON SUPERIOR CO.,LTD	JAPAN
Tin	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tin	Nippon Filler Metals Ltd	JAPAN
Tin	NO SMELTER	INDONESIA
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	OMG	UNITED STATES
Tin	OMSA	BOLIVIA
Tin	Poongsan	KOREA, REPUBLIC OF
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Indra Eramulti Logam Industri	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega	INDONESIA
Tin	PT Putra Karya	INDONESIA
Tin	PT Refined Banka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tambang Timah	INDONESIA

Exhibit 1.02

Tin	PT Timah	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	PT. CITRALOGAM ALPHASEJAHTERA	INDONESIA
Tin	PT. Supra Sukses Trinusa	INDONESIA
Tin	PT.Tanloaug Timah	INDONESIA
Tin	REDSUN	TAIWAN
Tin	Richard Stenzhorn GmbH	GERMANY
Tin	Rohm und Haas	GERMANY
Tin	Rui Da Hung	TAIWAN
Tin	S Company	THAILAND
Tin	Samhwa Non-Ferrous Metal. Inc Co.,Ltd	KOREA, REPUBLIC OF
Tin	Senju	MALAYSIA
Tin	SENJU METAL INDUSTRY CO,LTD.	JAPAN
Tin	SENJU METAL INDUSTRY CO.,LTD.	JAPAN
Tin	Sertinco	ITALY
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Tin	SHANGHAI YUANHAO SURFACE FINSHING CO., LTD	CHINA
Tin	ShangHai YueQiang Metal Products Co., LTD	CHINA
Tin	SHEMAO TECHNOLOGY INC.	TAIWAN
Tin	Shen Mao Solder (M) Sdn. Bhd.	MALAYSIA
Tin	Shenzhen Yuwang Technology Co., Ltd.	CHINA
Tin	SHUER DER INDUSTRY (JIANGSU) CO.,LTD	CHINA
Tin	SIZER METALS PTE LTD	SINGAPORE
Tin	Snow up to the city of suzhou chemical CO.,LTD.	CHINA
Tin	Soft Metais LTDA	BRAZIL
Tin	SOLDER COAT Co.,LTD	JAPAN
Tin	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tin	Sundwigger Messingwerk	GERMANY
Tin	Taicang City Nancang Metal Material Co.,Ltd	CHINA
Tin	TAIWAN TOTAI CO., LTD.	TAIWAN
Tin	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tin	TCC Steel	KOREA, REPUBLIC OF
Tin	TENNANT METAL PTY LTD.	AUSTRALIA
Tin	ThaiSarco	THAILAND
Tin	The Miller Company	UNITED STATES
Tin	Tinitaly	ITALY
Tin	TONGDING METALLIC MATERIAL CO.LTD	CHINA
Tin	Traxys	FRANCE
Tin	Ulba	KAZAKHSTAN
Tin	Umicore Haboken	BELGIUM
Tin	Umicore Precious Metal (S) Pte Ltd.	SINGAPORE
Tin	Victory White Metal Co.*	UNITED STATES
Tin	Well-Lin Enterprise Co., Ltd.	TAIWAN

Exhibit 1.02

Tin	Westfalenzinn	GERMANY
Tin	White Solder Metalurgia	BRAZIL
Tin	Wildshaw Ltd	UNITED KINGDOM
Tin	Wilhelm Westmetall, Germany	GERMANY
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	CHINA
Tin	Wuxi Lantronic Electronic CO.,Ltd	CHINA
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA
Tin	Yunnan Chengfeng	CHINA
Tin	YunNan GeJiu Jin Ye Mineral Co.,Ltd	CHINA
Tin	YunNan Gejiu Yunxin Electrolyze Limited	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	ZHEJIANG HUANGYAN XINQIAN ELECTRICAL EQUIPMENT FITTINGS FACTORY	CHINA
Tin	Zhuhai Horyison Solder Co.,Ltd	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Air Liquide Far Eastern	KOREA, REPUBLIC OF
Tungsten	Alldyne Powder Technologies	UNITED STATES
Tungsten	ALMT	CHINA
Tungsten	Alta Group	UNITED STATES
Tungsten	Altlantic Metals	UNITED STATES
Tungsten	ATI Tungsten Materials	UNITED STATES
Tungsten	Beijing Zenith Materials	CHINA
Tungsten	ChangChun up-optech	CHINA
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Tungsten	China Minmetals Nonferrous Metals Co Ltd	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	CWB Materials	UNITED STATES
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	Ganzhou Hongfei Tungsten & Molybdenum Materials Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	HC Starck	UNITED STATES
Tungsten	HC Starck GmbH	GERMANY
Tungsten	Hitachi Metals, Ltd.,Yasugi Works	JAPAN
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	IES Technical Sales	UNITED STATES
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	CHINA
Tungsten	JX Nippon Mining & Metals Co., Ltd	JAPAN
Tungsten	JX日鉱日石金属株式会社 JX Nippon Mining & Metals Corporation	JAPAN
Tungsten	Kanto Denka Kogyo Co., Ltd.	JAPAN
Tungsten	Kennametal Inc.	UNITED STATES
Tungsten	Kennemetal Inc	UNITED STATES

Exhibit 1.02

Tungsten	KYORITSU GOKIN CO.,LTD.	JAPAN
Tungsten	Materion Advanced Materials Thin Film Products	UNITED STATES
Tungsten	Metallo Chimique	BELGIUM
Tungsten	Midwest Tungsten Wire Co.	UNITED STATES
Tungsten	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA
Tungsten	NingHua XingLuoKeng TungSten Mining CO.,LTD	CHINA
Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tungsten	North American Tungsten	CANADA
Tungsten	Plansee	AUSTRIA
Tungsten	Sincemat Co, Ltd	CHINA
Tungsten	Solar Applied Materials Technology Corp.	TAIWAN
Tungsten	Sumitomo	CANADA
Tungsten	Sumitomo Electric, USA (A.L.M.T.)	UNITED STATES
Tungsten	Sumitomo Metal Mining Co. Ltd.	JAPAN
Tungsten	Sylham	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	VIET NAM
Tungsten	Triumph Northwest	UNITED STATES
Tungsten	Ulba	KAZAKHSTAN
Tungsten	ULVAC, Inc.	JAPAN
Tungsten	Voss Metals Company, Inc.	UNITED STATES
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Wort Wayne Wire Die	UNITED STATES
Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.	CHINA
Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.,	CHINA
Tungsten	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co Ltd	CHINA
Tungsten	Xiamen Tungsten(H.C) Co.,Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA